Exhibit 99.1

Ginkgo to Acquire Zymergen

•	Acquisition is expected to accelerate the development of Ginkgo’s innovative horizontal synthetic biology platform

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Expect integration of Zymergen’s complementary automation, software, and data science tools as well as biological assets to significantly enhance the capacity, capabilities, and efficiency of Ginkgo’s platform for its diverse customer base and enable new growth opportunities across many end markets

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Zymergen’s core technical team is expected to help fill significant planned hiring by Ginkgo across its cell engineering, automation, digital technology, and data teams, accelerating scaling efforts while minimizing incremental run-rate operating expenses following integration of the acquisition

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Ginkgo’s platform serves customers across industries as an enabling platform and Ginkgo will support Zymergen’s plans to evaluate strategic alternatives for their Advanced Materials and Drug Discovery businesses

•	Zymergen stockholders will own 5.25% of the pro forma combined company following the transaction

BOSTON, MA and EMERYVILLE, CA – July 25, 2022 – Today, Ginkgo Bioworks (NYSE: DNA) — the leading horizontal platform for cell programming — and the biotechnology company Zymergen (Nasdaq: ZY) announced they have entered into a definitive agreement under which Ginkgo will acquire Zymergen in an all-stock transaction that values Zymergen at an approximately $300 million market capitalization. Under the terms of the agreement, which have been unanimously approved by the boards of directors of both companies, Zymergen stockholders will receive a fixed exchange ratio of 0.9179 Ginkgo shares for each Zymergen share, representing 5.25% pro forma ownership of Ginkgo following the transaction.

This transaction brings together two highly complementary organizations that share the vision that biology can transform a wide range of industries including manufacturing, agriculture, and medicine. Ginkgo plans to integrate Zymergen’s core automation and software technologies for scaling strain engineering capacity into its Foundry, including Zymergen’s machine learning and data science tools for exploring known and unknown genetic design space. Ginkgo customers will also benefit from the expansion of Ginkgo’s library of biological assets (“Codebase”) following the transaction.

The agreement announced today represents Ginkgo’s largest acquisition to date and is expected to significantly enhance Ginkgo’s platform by integrating strong automation and software capabilities as well as a wealth of experience across diverse biological engineering approaches. Ginkgo is a horizontal platform, serving customers across industries rather than producing its own products, and will support Zymergen’s plans to evaluate strategic alternatives for their Advanced Materials and Drug Discovery businesses, which have established valuable product pipelines and rapid prototyping capabilities. Additionally, Zymergen will continue its standalone cost restructuring initiatives, including headcount reductions and program rationalization. Finally, the addition of Zymergen personnel is expected to help fill planned hiring by Ginkgo as it scales the platform. Taken together, Ginkgo expects these actions to minimize incremental run-rate operating expenses in connection with the combination once integration is completed.

“We have always had incredible respect for the Zymergen team and the strength of the technologies that they have built for cell programming,” said Jason Kelly, CEO and co-founder of Ginkgo Bioworks. “We are thrilled to integrate Zymergen’s capabilities into our Foundry, which we expect to accelerate the growth of our platform as we continue to deliver on our mission to make biology easier to engineer for our customers, helping us drive down the costs of cell programming as we invest in scale. We can’t wait to welcome Zymergen’s technical teams, who will support our scaling objectives.”

“At Zymergen, our team has built a world class and innovative technology platform which will complement Ginkgo’s cell programming capabilities,” said Jay Flatley, Chairman and Acting CEO of Zymergen. “We’re excited about the opportunities created by combining our technologies to accelerate Ginkgo’s platform development to better serve customers, promote Zymergen’s public benefit purpose, and achieve our shared vision of sustainability and a world built on biology. The transaction also represents a compelling opportunity for our stockholders to participate in the future growth and upside potential of the combined company.”

Timing and Approvals

The transaction is expected to be completed by the first quarter of 2023, subject to approval by Zymergen’s stockholders, receipt of regulatory approvals, and satisfaction or waiver of other closing conditions.

Advisors

Allen & Company LLC is serving as financial advisor and Ropes & Gray LLP is serving as legal advisor to Ginkgo. Cowen and Company, LLC is serving as financial advisor and Freshfields Bruckhaus Deringer US LLP is serving as legal advisor to Zymergen.

Ginkgo Webcast and Conference Call Information

Ginkgo will host a conference call beginning at 8:30 AM Eastern Time today to discuss this announcement. A webcast of the conference call can be accessed at https://investors.ginkgobioworks.com.

Zymergen Webcast Information

Zymergen will host a conference call beginning at 5:00 PM Eastern Time, 2:00 PM Pacific Time today to discuss this announcement as well as additional business updates. A webcast of the conference call can be accessed at https://investors.zymergen.com.

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

About Zymergen

Zymergen is a biotech company that designs and produces molecules, microbes and materials for diverse end markets. We partner with nature to make better products, a better way, for a better world. For more information visit www.zymergen.com.

Additional Information and Where to Find It

In connection with the proposed transaction between Zymergen and Ginkgo, Ginkgo intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of Zymergen and that also constitutes a prospectus of Ginkgo. Each of Zymergen and Ginkgo may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Zymergen or Ginkgo may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Zymergen. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Zymergen, Ginkgo and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Zymergen will be available free of charge on Zymergen’s website at https://investors.Zymergen.com or by contacting Zymergen’s Investor Relations department by email at investors@Zymergen.com. Copies of the documents filed with the SEC by Ginkgo will be available free of charge on Ginkgo’s website at https://investors.ginkgobioworks.com or by contacting Ginkgo’s Investor Relations department by email at investors@ginkgobioworks.com.

Participants in the Solicitation

Zymergen, Ginkgo, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Zymergen’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Zymergen’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Zymergen, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Zymergen’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 20, 2022, and Zymergen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 30, 2022. Information about the directors and executive officers of Ginkgo, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Ginkgo’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on April 26, 2022, and Ginkgo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 29, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Zymergen or Ginkgo using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Zymergen’s and Ginkgo’s control. Statements in this communication regarding Zymergen, Ginkgo and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Zymergen’s and Ginkgo’s businesses and future financial and operating results, the amount and timing of synergies from the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Zymergen’s and Ginkgo’s control. These factors include, among other things, general economic and business conditions; changes in global, political, economic, business, competitive, market and regulatory forces; judicial decisions; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; litigation and the ability of the combined company to protect its intellectual property rights; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Zymergen’s and Ginkgo’s control. Additional information concerning these risks, uncertainties and assumptions can be found in Zymergen’s and Ginkgo’s respective filings with the SEC, including the risk factors discussed in Zymergen’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q, in Ginkgo’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and in each company’s future filings with the SEC. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing the proposed acquisition may not be satisfied; a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Ginkgo is unable to achieve the synergies and value creation contemplated by the proposed acquisition; Ginkgo is unable to promptly and effectively integrate Zymergen’s businesses; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; legal proceedings are instituted against Zymergen, Ginkgo or the combined company; Zymergen, Ginkgo or the combined company is unable to retain key personnel; and the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Zymergen or Ginkgo or on Zymergen’s or Ginkgo’s operating results. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Zymergen or Ginkgo. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Zymergen or Ginkgo, Ginkgo’s ability to successfully complete the proposed transaction and/or realize the expected benefits from the proposed transaction. You are cautioned not to rely on Zymergen’s and Ginkgo’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither Zymergen nor Ginkgo assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

GINKGO BIOWORKS INVESTOR CONTACT:

investors@ginkgobioworks.com

GINKGO BIOWORKS MEDIA CONTACT:

press@ginkgobioworks.com

ZYMERGEN INVESTOR CONTACT:

investors@zymergen.com